Exhibit 99.5

FUSE SCIENCE, INC.

(OTC DROP)

BOARD RESOLUTION

Adopted on June 29, 2026

The undersigned, being all the directors of FUSE SCIENCE, INC. (OTC DROP), hereby sign the following resolutions:

RESOLVED THAT:

•	The Board hereby appoints Irina Veselinovic as Chief Financial Officer (CFO) of the Company, effective as of the date of this resolution, to hold such office until her resignation or removal or until a successor is duly appointed.

•	As Chief Financial Officer, Irina Veselinovic is authorized and directed to oversee and manage the financial affairs of the Company, including its accounting, financial reporting, budgeting, treasury and tax matters.

•	The CFO is authorized to open, operate and close bank and brokerage accounts in the name of the Company, and to execute and deliver financial statements, regulatory and tax filings, and other documents required in connection with the Company’s financial affairs.

•	The officers of the Company are authorized and directed to take all actions and execute all documents necessary or appropriate to give effect to this appointment, including notifying the transfer agent, the State of Nevada and OTC Markets as applicable.

RECEIVER AUTHORIZATION	ACCEPTED BY INTERIM MANAGEMENT

/s/ Peter Downey	/s/ Peter Downey
Peter Downey	Peter Downey

Receiver of Fuse Science, Inc.	Interim Management

Date: June 29, 2026	Date: June 29, 2026

/s/ Irina Veselinovic
Irina Veselinovic

Chief Financial Officer

Date: June 29, 2026